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Exhibit 16.1

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We are principal accountants for Triangle Petroleum Corporation. We have read Triangle Petroleum Corporation’s statements included under Item 4.02(b) of its Form 8-K dated April 24, 2008, and we agree with such statements.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
April 24, 2008